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                                                                    EXHIBIT 99.2

                                   CONSENT OF

                         BANC OF AMERICA SECURITIES LLC

November 19, 2001

Board of Directors
D.R. Horton, Inc.
1901 Ascension Blvd.
Arlington, TX 26006

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated October 22, 2001, to the Board of Directors of D.R. Horton, Inc. (the "Company") regarding the proposed merger of the Company and Schuler Homes, Inc. in the Joint Proxy Statement/Prospectus on Form S-4 (the "Registration Statement") to which this consent is filed as an exhibit and to references to such opinion letter in the Registration Statement. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,



BANC OF AMERICA SECURITIES LLC